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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                  ____________

                                    Form 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934




Date of report (Date of earliest event reported):   April 8, 1997
                                                    -------------


                                  SAFEWAY INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


  Delaware                          1-00041                      94-3019135
--------------             ------------------------          ------------------
 (State of                 (Commission File Number)             (IRS Employer
Incorporation)                                               Identification No.)



            5918 Stoneridge Mall Road, Pleasanton, California  94588
            --------------------------------------------------------
                (Address of principal executive offices)  (Zip Code)


                                (510) 467-3000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                    n/a
         -------------------------------------------------------------
         (former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.

                 On April 8, 1997, pursuant to an Agreement and Plan of Merger dated as of December 15, 1996, as amended by the First Amendment to Agreement and Plan of Merger dated as of January 8, 1997 (collectively, the "Merger Agreement"), among Safeway Inc., a Delaware corporation ("Safeway"), SSCI
Merger Sub, Inc., a Michigan corporation and an indirect wholly owned subsidiary of Safeway ("Merger Sub"), and The Vons Companies, Inc. ("Vons"), Merger Sub merged with and into Vons (the "Merger") with Vons as the surviving corporation (the "Surviving Corporation") and thereby becoming a wholly owned subsidiary of Safeway. Upon consummation of the Merger, (i) each share of common stock of Vons, $0.10 par value per share ("Vons Common Stock"), which was outstanding immediately prior to the effective time of the Merger (other than shares of Vons Common Stock owned directly or indirectly by Safeway) was converted into the right to receive 1.425 shares of common stock of Safeway, $0.01 par value per share ("Safeway Common Stock"), (ii) Safeway assumed each outstanding option ("Stock Option") to purchase shares of Vons Common Stock granted pursuant to The Vons Companies, Inc. Management Stock Option Plan and The Vons Companies, Inc. 1990 Stock Option and Restricted Stock Plan, which Stock Options now constitute options to acquire the number (rounded up to the nearest whole number) of shares of Safeway Common Stock as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Stock Option in full immediately prior to the effective time of the Merger and (iii) Safeway exchanged all outstanding stock options ("Director Stock Options") granted pursuant to The Vons Companies, Inc. Directors' Stock Option Plan with options to purchase Safeway Common Stock ("Replacement Options"). Immediately prior to the effective time of the Merger, there were 44,336,028 shares of Vons Common Stock outstanding. No cash consideration is payable to Vons shareholders in connection with the Merger, other than cash in lieu of fractional shares.

                 Prior to the Merger, Safeway Southern California, Inc., a wholly owned subsidiary of Safeway ("SSCI"), owned 15,126,000 shares of Vons Common Stock, which represented approximately 34% of the outstanding shares of Vons Common Stock immediately prior to the effective time of the Merger. At the effective time of the Merger, each share of Vons Common Stock owned by SSCI was cancelled and each share of common stock, $0.01 par value, of Merger Sub, a wholly owned subsidiary of SSCI, issued and outstanding immediately prior to the Merger was converted into and exchanged for one share of Vons Common Stock. As a result of the foregoing, SSCI became the holder of all of the issued and outstanding shares of the Surviving Corporation.

                 In 1996, Safeway and its affiliates sold certain inventory and other items to Vons for an aggregate amount of approximately $25.2 million.
All such sales between the parties were on an arm's-length basis. In 1996, Vons purchased $26.2 million of certain inventory from Corporate Brands Procurement, a California general partnership, of which Vons and Safeway are general partners. In 1996, Vons entered into an agreement to utilize Safeway's check authorization system and was billed $52,900 for these services for the period from July 1996 through December 1996. Property Development Associates ("PDA") is a partnership 80% owned by Safeway and 20% owned by M&T Group, which is a subsidiary of PacTrust, which is, in turn, an affiliate of Kohlbert Kravis Roberts & Co. ("KKR"). Affiliates of KKR currently own approximately 33% of outstanding Safeway Common Stock. PDA and Safeway have interests in eight supermarket properties located in Southern California which are leased to Vons.





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Rentals under such leases in 1996 totalled approximately $500,000.  In addition, Vons is contingently liable under four leases, for which the annual minimum rental is approximately $200,000, all of which is currently being paid by assignees.

                 Steven A. Burd, James H. Greene, Jr., Robert I MacDonnell and Peter A. Magowan, each a director of Safeway, were also directors of Vons prior to the Merger and held Director Stock Options which have been replaced by Replacement Options. As provided in the Merger Agreement, the directors of Merger Sub immediately prior to the Merger are the initial directors of the Surviving Corporation and the officers of Vons immediately prior to the Merger are the initial officers of the Surviving Corporation. Certain of those officers resigned immediately following the effective time of the Merger.

                 First Chicago Trust Company of New York has been retained to serve as Exchange Agent. Letters of Transmittal and accompanying materials have been sent to Vons shareholders instructing them on the exchange of their Vons shares.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)     Financial Statements of Business Acquired.

                 Safeway has not included the required financial statements of Vons at the time of filing this Current Report on Form 8-K. The required financial statements will be filed by amendment to this Current Report on Form 8-K as soon as they are available, but in any event no later than 60 days after the date hereof.

         (b)     Pro Forma Financial Information.

                 Safeway has not included the required pro forma financial information pertaining to the Merger at the time of filing this Current Report on Form 8-K. The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K as soon as it is available, but in any event no later than 60 days after the date hereof.

         (c)     Exhibits.

                 The following exhibits are filed with this report:

                 *23.1            Consent of KPMG Peat Marwick, LLP.

                 *99.1 Financial Statements of Vons set forth in the Annual Report on Form 10-K of Vons for the fiscal year ended December 29,1996.

                 *99.2            Unaudited Pro Forma Condensed Financial
                                  Statements.

______________________
*  To be filed by amendment.





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                                           SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 23, 1997

                           SAFEWAY INC.


                           By:  /s/ Michael C. Ross
                                Name:  Michael C. Ross
                                Title:   Senior Vice President - General Counsel